This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2007 of Foresight Funds, Inc. (the "company").

I Michael M. Bissell, President and Treasurer of the company, certify that:


     (i) the form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

     (ii) the information contained in the Form N-CSR fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


February 25, 2008                             /s/ Michael M. Bissell
-------------------------                  --------------------------
Date                                         President and Treasurer